FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               TRENWICK GROUP INC.
 -------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


             Delaware                                  06-1152790
 ------------------------------------       ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


One Canterbury Green, Stamford, CT                            06901
-----------------------------------------            ---------------------------
(Address of principal executive offices)                   (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A. (c), check the following box.                        |X|

         If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to
General Instruction A. (d), check the following box.                        |_|

         Securities   Act  registration   statement to  which  this form relates
         (if applicable).

         Securities to be registered  pursuant to Section 12(b) of the Act:

                Title of each class               Name of each exchange on which
                To be so registered               each class is to be registered
                -------------------               ------------------------------
           Common Stock, $.10 par value               New York Stock Exchange

           Preferred Stock Purchase Right             New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


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


Item 1.   Description of Securities to be Registered

          Trenwick Group Inc., a corporation organized under the laws of the State of Delaware (the "Issuer"), is applying for registration of its common stock, par value $.10 per share (the "Common Stock") and the related Preferred Stock Purchase Rights (the "Rights") under Section 12 (b) of the Securities Act of 1934, as amended (the "Exchange Act"). The description of the Common Stock is set forth in the Issuer's Registration Statement on Form 8-A filed on June 23, 1986, with the Securities and Exchange Commission under the Exchange Act and is incorporated herein by reference (File No. 0-14737). The description of the Rights is set forth under the caption, "Item I. Description of Securities to be Registered" contained in the Registration Statement on Form 8-A filed on September 24, 1997, with the Securities and Exchange Commission under the Exchange Act and is incorporated herein by reference (File No. 0-14737). The Common Stock and the Rights are to be listed on the New York Stock Exchange, Inc.

Item 2.  Exhibits

             Exhibit Number                              Exhibit

              1 Restated Certificate of Incorporation of Trenwick Group Inc. with Certificates of Amendment thereto. Incorporated by reference to Exhibit 3.1 to Trenwick Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-14737).

              2 Certificate of Elimination amending Trenwick Group Inc.'s Restated Certificate of Incorporation to eliminate all reference to Series A Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.1(a) to Trenwick Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 0-14737).

              3 Certificate of Designation amending the Restated Certificate of Incorporation of Trenwick Group Inc. to create Series B Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.2(b) to Trenwick Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 0-14737).

              4                         By-laws   of    Trenwick    Group   Inc.
                                        Incorporated  by  reference to Exhibit 3
                                        to  Trenwick   Group  Inc.'s   Quarterly
                                        Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-14737).

              5 Rights Agreement, dated as of September 24, 1997 between Trenwick Group Inc. and First Chicago Trust Company of New York including, as Exhibit A thereto, a form of Rights Certificate. Incorporated by reference to Exhibit 1 to Trenwick Group Inc.'s Form 8-A filed September 24, 1997 (File No. 0-14737).



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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     TRENWICK GROUP INC.




                                                     /s/ James F. Billett, Jr.
                                                     ---------------------------
                                                     By: James F. Billett, Jr.
                                                         Chairman, President and
                                                         Chief Executive Officer

Dated:  October 13, 1999












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